UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2005

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On September 28, 2005, four of the five independent directors of Forest City Enterprises, Inc. ("the Company") authorized a one million dollar charitable contribution to the Tulane University Katrina Relief Fund (the "Relief Fund"). The contribution to the Relief Fund is to be made in two equal installments, the first of which was paid in November 2005. The second installment will be paid sometime in the fiscal year ending January 31, 2007. The four independent directors who authorized the contribution to the Relief Fund determined that the contribution did not compromise the independence of the Company’s fifth independent director, Scott Cowen, President of Tulane University and agreed to waive the provision of the Company’s Corporate Governance Guidelines which prohibits substantial charitable contributions to organizations in which a director is affiliated. All members of the Audit Committee concurred that Mr. Cowen's independence was not compromised and agreed to waive the provision of the Company's Amended and Restated Code of Legal and Ethical Conduct which prohibits circumstances that pose a conflict of interest for a director of the Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

February 21, 2006	By:	/s/ THOMAS G. SMITH

Name: THOMAS G. SMITH
Title: Executive Vice President, Chief Financial Officer and Secretary